Exhibit 99.1

Royal Gold Acquires Gold Streams on Wassa, Bogoso and Prestea
from Golden Star Resources

Transaction provides immediate cash flow from well-established operator

DENVER, COLORADO. MAY 7, 2015:  ROYAL GOLD, INC. (NASDAQ:RGLD; TSX: RGL) (“RGI”) announces that its wholly owned subsidiary RGLD Gold AG (“Royal Gold” or the “Company”) has entered into a $130 million gold stream transaction with a wholly owned subsidiary (“Golden Star”) of Golden Star Resources Ltd. that will finance underground development projects at the Wassa and Prestea mines in Ghana. Separate from the stream transaction, RGI will provide a $20 million, four-year term loan to Golden Star, and Golden Star Resources Ltd. will issue warrants to purchase 5 million shares of its common stock to RGI.

Stream Transaction Details

•	Royal Gold will make $130 million in advance payments to Golden Star in stages, including a $55 million upfront payment, subject to certain conditions, and the balance on a pro rata basis with spending on the Wassa and Prestea underground projects, which Royal Gold expects to make in five, $15 million payments quarterly beginning September 1, 2015, and ending on September 1, 2016;
•	Golden Star will deliver to Royal Gold 8.5% of gold produced from Wassa, Bogoso and Prestea until 185,000 ounces have been delivered, 5.0% until an additional 22,500 ounces have been delivered, and 3.0% thereafter; and
•	Royal Gold will pay Golden Star 20% of the spot price at the time of delivery until 207,500 ounces have been delivered, and 30% of the spot price thereafter.

Transaction Highlights for Royal Gold

•	Gold stream applies to all production from April 1, 2015;
•	Estimated average annual deliveries of approximately 15,000-20,000 gross gold ounces;
•	Investment supporting brownfield expansion of established deposits with excellent exploration potential;
•	Proven and probable reserves of 1.9 million gold ounces across both deposits, and Measured and indicated resources of 3.5 million ounces at Wassa and 3.1 million ounces at Bogoso and Prestea;
•	Stable political jurisdiction with strong history of gold mining in the Ashanti Gold belt; and
•	Experienced management team with 15 years of production history in Ghana.

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Loan Details

•	Subject to certain conditions, RGI will provide a $20 million, four-year term loan to Golden Star;
•	Golden Star will pay interest to RGI quarterly, at an interest rate calculated at 62.5% of the average daily gold price for the relevant quarter divided by 10,000 (for example, 7.5% at US$1200), but not to exceed 11.5%; and
•	The loan will be subject to mandatory prepayments that will range between 25-50% of excess cash flow after the development period for the projects.

Warrants

•	Subject to certain conditions, RGI will be granted warrants to purchase 5 million shares of Golden Star Resources Ltd. common stock at a price equal to a 30% premium on the weighted average share price for the 10 day period ending two days prior to announcement of the transaction; and
•	The warrants will have a four-year term.

About Wassa, Bogoso and Prestea

The Wassa mine is located 150km west of Accra and has operated continuously since 2005. Golden Star Resources Ltd. forecasts calendar 2015 production of 113,000 ounces of gold from the single Wassa open pit. Open pit proven and probable reserves are 831,000 ounces at 1.39 grams per tonne. Royal Gold’s investment will fund development of the Wassa underground deposit, which has 746,000 ounces of proven and probable gold reserves at 4.27 grams per tonne. Golden Star Resources Ltd. estimates $41 million of capital investment will be needed for the underground development. Processing will leverage the existing Wassa plant. Golden Star Resources Ltd. forecasts first underground gold production from Wassa in the first half of 2016.

Bogoso and Prestea are located 200km west of Accra and have produced over 9 million ounces from both open pit and underground sources over the last 100 years. Underground development on the Prestea underground is already well advanced and Golden Star Resources Ltd. plans to modify the Bogoso plant to process Prestea material. Golden Star Resources Ltd. expects to spend $40 million of capital investment on Prestea, which includes hoist and shaft upgrades, electrical infrastructure, ventilation and a process plant upgrade. Once in full production, Golden Star Resources Ltd. expects annual production of approximately 75,000 ounces from Prestea, with estimated life of mine production of 620,000 ounces. Golden Star Resources Ltd. forecasts first underground gold production from the Prestea underground in the second half of 2016.

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About the Purchase and Sale Agreement between Royal Gold and Golden Star

•	Royal Gold will make $130 million in advance payments to Golden Star in stages, including a $55 million upfront payment, subject to certain conditions, and the balance on a pro rata basis with spending on the Wassa and Prestea underground projects, which Royal Gold expects to make in five, $15 million payments quarterly beginning September 1, 2015, and ending on September 1, 2016;
•	Until the advance payment is offset against deliveries of physical gold, Royal Gold will hold a first priority security interest in all the assets of Golden Star Resources Ltd.’s two operating companies that own the Wassa and Prestea mines, as well as charges over the equity of all associated holding companies;
•	Royal Gold will subordinate its security over assets and charges over equity in support of up to US$25 million in financing for the projects; and
•	Golden Star may offer to repurchase up to 50% of the tail stream percentage after 207,500 ounces have been delivered; Royal Gold retains the right to either accept the repurchase offer or pay the same amount for an increase of up to 50% in the stream percentage.

Tony Jensen and Chris M.T. Thompson, who serve as directors of both RGI and Golden Star Resources Ltd., and in the case of Mr. Jensen, President and CEO of RGI, recused themselves from the transaction process.

CORPORATE PROFILE

Royal Gold, Inc. is a precious metals royalty and stream company engaged in the acquisition and management of precious metal royalties, streams, and similar production based interests.  The Company owns interests on 196 properties on six continents, including interests on 38 producing mines and 23 development stage projects.  Royal Gold, Inc. is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.”  The Company’s website is located at www.royalgold.com.

About Golden Star Resources

Golden Star Resources Ltd. (NYSE MKT: GSS; TSX: GSC; GSE: GSR) is an established gold mining company that holds a 90% interest in the Wassa, Prestea and Bogoso gold mines in Ghana.  In 2014, Golden Star Resources Ltd. produced 261,000 ounces of gold and is expected to produce 250,000 – 275,000 ounces in 2015.  They are pursuing brownfield development projects at its Wassa and Prestea mines that are expected to transform these mines into lower cost producers from 2016 onwards.  As such, Golden Star Resources Ltd. offers investors leveraged exposure to the gold price in a stable African mining jurisdiction with significant development upside potential.

Qualified Person

Information on reserves and resources were published in Golden Star Resources, Ltd.’s press release dated March 26, 2015. The technical contents of that press release were reviewed and approved by S. Mitchel Wasel, BSc Geology, a Qualified Person pursuant to NI 43-101.  Mr. Wasel is Vice President Exploration for Golden Star Resources Ltd. and an active member of the Australasian Institute of Mining and Metallurgy.  The 2014 estimates of Mineral Resources were prepared under the supervision of Mr. Wasel.  The 2014 estimates of Mineral Reserves were prepared under the supervision of Dr. Martin Raffield, Senior Vice President Technical Services for Golden Star Resources.  Dr. Raffield is a "Qualified Person" as defined by NI 43-101.

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For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements about the Company’s stream and RGI’s loan transactions with Golden Star and Golden Star Resources Ltd., and Golden Star Resources Ltd.’s expectations concerning development, production and mine life at the projects. Factors that could cause actual results to differ materially from the projections include, among others, precious metals prices; actual tax rates; performance of and production at the properties subject to our royalty and stream interests; decisions and activities of the operators of these properties; operators’ delays in securing or inability to secure necessary governmental permits; changes in operators’ project parameters and timelines as plans continue to be refined; economic and market conditions; unanticipated grade, geological, metallurgical, processing, regulatory and legal or other problems that the operators of mining properties may encounter; completion of feasibility studies; the ability of the various operators to bring projects into production as expected; and other subsequent events, as well as other factors described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

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